EXHIBIT 16.1


February 24, 2009

Securities and Exchange Commission
Washington, DC 20549

Re: People's Liberation, Inc.
Commission File No. 000-16075

Commissioners:

We have read People's Liberation, Inc.'s statements included under Item 4.01 of its Current Report on Form 8-K filed on February 24, 2009, and we agree with the statements concerning our firm contained therein.


/s/ Grobstein Horwath & Company LLP
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GROBSTEIN HORWATH & COMPANY LLP